Stonefield Josephson, Inc.
    Certified Public Accountants/Business & Personal Advisors
           Member of DFK and The Leading Edge Alliance



February 15, 2002

Securities and Exchange Commission
Washington, DC 20549

RE:  D' Angelo Brands, Inc.

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of D' Angelo Brands, Inc., dated February 14, 2002, and agree with the statements contained therein.

Very truly yours,



/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS